SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE DEF 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the
☒ Definitive Proxy Statement	Commission Only (as permitted
☐ Definitive Additional Materials	by Rule 14a-6(e)(2))
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Simulations Plus, Inc.
(Name of Registrant as Specified In Its Charter)

________________________________________
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held February 27, 2009

The Annual Meeting of Shareholders of Simulations Plus, Inc. (the "Company"), will be held on February 27, 2009, at 2:00 p.m., Pacific Time, at 42505 10th Street West, Lancaster, California, for the following purposes:

1. To elect to the Board of Directors five (5) directors, to serve until the next Annual Meeting of Shareholders of the Company or until their successors are elected and qualified, subject to prior death, resignation or removal.

2. To ratify the appointment of Rose, Snyder and Jacobs as independent auditors for the Company for the fiscal year ending August 31, 2009.

3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on December 19, 2008, will be entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the Annual Meeting will be open to inspection by the shareholders at the Company's principal office, 42505 10th Street West, Lancaster, California, for a period of 10 days prior to the Annual Meeting and at the Annual Meeting itself.

Shares can be voted at the meeting only if the holder is present in person or represented by proxy. We urge you to date and sign the enclosed proxy and return it in the accompanying envelope promptly so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. We encourage you to do so even if you plan to attend the meeting in person. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

By Order of the Board of Directors Virginia Woltosz Secretary Lancaster, California January 22, 2009

YOUR PROXY

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.

SHOULD YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE GIVEN A PROXY. THE PROMPT RETURN OF YOUR PROXY WILL BE OF GREAT HELP IN PREPARATION FOR THE MEETING.

SIMULATIONS PLUS, INC.
42505 10th STREET WEST,
LANCASTER, CALIFORNIA 93534-7059
(661) 723-7723

PROXY STATEMENT

The enclosed proxy is furnished to the shareholders of Simulations Plus, Inc., a California corporation (the "Company"), in connection with the Annual Meeting of Shareholders (the "Meeting") to be held at the Company's Offices located at 42505 10th Street West, Lancaster, California 93534-7059, on February 27, 2009, at 2:00 p.m. local time.

A list of shareholders entitled to vote at the Annual Meeting will be open to inspection by the shareholders at the Company's principal office, 42505 10th Street West, Lancaster, California, for a period of 10 days prior to the Annual Meeting and at the Annual Meeting itself.

Requests should be addressed to the Company, Simulations Plus, Inc., to the attention of Ms. Renee Bouche, Investor Relations, 42505 10th Street West, Lancaster, California 93534-7059, (661) 723-7723.

INCORPORATION BY REFERENCE

Simulations Plus, Inc., a California corporation (the "Company") is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy and Proxy Statements and other information with the Securities and Exchange Commission (the "Commission"). To obtain paper copies of such reports, proxy and Proxy Statements and other information, use any of the following three methods to contact the Office of Investor Education and Advocacy. 1) Submit a written request to: U.S. Securities and Exchange Commission, Office of Investor Education and Advocacy, 100 F Street N.E., Washington, DC 20549-0213. 2) Send a fax to: 202-772-9295. 3) Send an e-mail to: PublicInfo@sec.gov. Your written request should indicate a willingness to pay the reproduction cost of $.24 per page for regular service or $.36 per page for priority service, and delivery charges. If you need certified copies your request should be submitted to certified@sec.gov. You may also call 202-551-8090 for further assistance. The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

A copy of the Company's 2008 Annual Report on Form 10-KSB including financial statements for the years ended August 31, 2008 and 2007, is being mailed to all shareholders herewith. Except for any portion of the Form 10-KSB which is specifically incorporated by reference into this Proxy Statement, the Form 10-KSB is not to be regarded as proxy solicitation material or as a communication by means of which any solicitation is being made. The Company will provide any Shareholder with a copy of any exhibit to the Form 10-KSB/A pursuant to the Request Procedure described in the Form 10 KSB.

INFORMATION CONCERNING SOLICITATION AND VOTING

The following information is provided to shareholders to explain the use of this Proxy Statement for this Meeting:

RECORD DATE

Only shareholders of record at the close of business on December 19, 2008 are entitled to vote at the Meeting. The Company's Common Stock is its only class of voting securities. As of December 19, 2008, the Company had issued and outstanding 16,360,318 shares of Common Stock of record.

REVOCABILITY OF PROXIES

A PROXY FOR USE AT THE MEETING IS ENCLOSED. ANY STOCKHOLDER WHO EXECUTES AND DELIVERS A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE. IN ADDITION, A STOCKHOLDER MAY REVOKE A PROXY PREVIOUSLY EXECUTED BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON.

VOTING AND SOLICITATION

Proxies are being solicited by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. Solicitation will be primarily by mail, but may also be made by telephone, fax transmission or personal contact by certain officers and directors of the Company, who will not receive any compensation therefore. Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted for each of the proposals described above. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

Each share of Common Stock is entitled to one vote for each share held as of record, and there are no preemptive rights. The law of the state of California and the Company's current Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws do provide for cumulative voting for the election of directors or any other purpose.

The effect of cumulative voting is that the holders of a majority of the outstanding shares of Common Stock may not be able to elect all of the Company's directors. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of an intention to cumulate votes. A favorable vote consists of a simple majority of the shares entitled to vote at the meeting. The Company believes that as of December 19, 2008, the approximate number of shareholders of record of its common stock was 70 and that there were approximately 3075 beneficial owners. This includes shares held in nominee or "street" accounts.

Only shareholders of record at the close of business on December 19, 2008, will be entitled to vote at the meeting. On December 19, 2008, there were 16,360,318 shares of the Common Stock issued and outstanding. Shareholders are entitled to one vote per share on all matters being submitted to shareholders at the meeting, other than with respect to the election of directors, for which cumulative voting is currently required under certain circumstances by applicable provisions of California Law. Under cumulative voting, each shareholder may give any one candidate whose name is placed in nomination prior to the commencement of voting a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute such number of votes among as many candidates as the shareholder sees fit.

The Board of Directors knows of only two shareholders who owned more than five percent of the outstanding voting securities of the Company as of the record date: Walter S. Woltosz and Virginia E. Woltosz. See "Beneficial Ownership of Common Stock."

QUORUM; ABSTENTIONS; BROKER NON-VOTES

Shares representing 50% of the voting power of the 16,360,318 shares of Common Stock outstanding on the Record Date, which have voting rights, must be represented at the Meeting to constitute a quorum for conducting business. In the absence of a quorum, the shareholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the Meeting as originally notified.

The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the "Votes Cast") with respect to such matter.

The Company will count abstentions for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.

Further, the Company intends to count broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business, although broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders for the fiscal year ending August 31, 2009, must be received by the Company no later than August 20, 2009, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

COMPANY STOCK PRICE PERFORMANCE

The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The graph below compares the cumulative total shareholder return on the Common Stock of the Company from the last day of the first month of trading of the Company's Common Stock from August 31, 2000 to August 31, 2007 with the cumulative total return on the Russell 2000 Index, and the S&P 600 Small Cap Index (assuming the investment of $100 in the Company's Common Stock and in each of the indices on August 31, 2000, and reinvestment of all dividends).

The graph above was plotted using the following data:

Stock Performance: 8/31/08

	Russell 2000		S&P 600		Simulations Plus, Inc.
8/31/2000	537.89	135.704	223.49	138.341	0.62	100
8/31/2001	468.56	118.213	223.04	138.063	0.3	48.39
8/31/2002	391.57	98.789	200.255	123.959	0.38	61.29
8/31/2003	508.87	128.383	243.425	150.681	0.64	103.23
8/31/2004	547.93	138.237	277.222	171.601	0.82	132.26
8/31/2005	661.51	166.892	347.42	215.054	0.85	137.10
8/31/2006	720.53	181.8	368.82	228.3	1.1	177.42
8/31/2007	786.53	198.43	417.61	258.50	6.68	1077.4
8/31/2008	739.50	186.568	387.35	240.00	1.81	291.94

INFORMATION RELATING TO VARIOUS PROPOSALS

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors acts as a whole in determining the persons to be nominated as members of the Board of Directors. The Board of Directors identifies, screens and reviews potential directors for nominees for election to the Board at the Annual Meeting and candidates to fill any vacancies on the Board. When considering a potential candidate for membership on the Company's Board, the Board of Directors considers relevant business and industry experience and demonstrated character and judgment. The Board of Directors has not received any recommended nominations from any of the Company's shareholders in connection with this Annual Meeting.

INFORMATION REGARDING NOMINEES

The Board of Directors has nominated the persons named below for election as directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.  In order to be elected as a director, a nominee will have to receive a majority of the votes cast for that nominee, assuming a quorum (which consists of a majority of the shares entitled to vote at the meeting) is present at the meeting. See "Voting," above.

At the time of the Annual Meeting, the Board of Directors will consist of five incumbent members who are seeking to be elected at the meeting to hold office until the next meeting of shareholders and until their successors are elected and qualified. The Company's Bylaws presently provide for a Board of no less than three and no more than five directors, with the number of directors currently fixed at five.

Walter S. Woltosz, Virginia E. Woltosz, Dr. David Z. D'Argenio, and Dr. Richard R. Weiss, and H. Wayne Rosenberger, all of whom are incumbent directors, have been nominated by the Board of Directors for election as directors of the Company. All of the nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any of the nominees will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director. Information regarding director nominees and directors is set forth below:

DIRECTORS AND DIRECTOR NOMINEES

NAME	AGE	POSITION WITH THE COMPANY	DIRECTOR SINCE

Walter S. Woltosz	63	Chairman of the Board, Chief Executive Officer and President of the Company.	1996

Virginia E. Woltosz	57	Secretary and Director of the Company	1996
Dr. David Z. D'Argenio	59	Director	1997
Dr. Richard R. Weiss	75	Director	1997
Wayne Rosenberger	68	Director	2007

WALTER S. WOLTOSZ is a co-founder of the Company and has served as its Chief Executive Officer and President and as Chairman of the Board of Directors since its incorporation in July 1996. Mr. Woltosz is also a co-founder of Words+ and served as its Chief Executive Officer and President from its incorporation in 1981 until the appointment of Jeffrey Dahlen as President of Words+ in 2004.

VIRGINIA E. WOLTOSZ is a co-founder of the Company and has served as its Senior Vice President and Secretary since its incorporation in July 1996 until January 31, 2003. Mrs. Woltosz is also a co-founder of Words+ and served as its Vice President, Secretary and Treasurer from its incorporation in 1981 until January 31, 2003. Mrs. Woltosz retired from the position of Senior Vice President as of January 31, 2003, but remains as Secretary and Treasurer of Simulations Plus. Virginia E. Woltosz is the wife of Walter S. Woltosz.

DR. DAVID Z. D'ARGENIO has served as a Director of the Company since June 1997. He is currently Professor of Biomedical Engineering at the University of Southern California ("USC"), and has been on the faculty at USC since 1979. He also serves as the Co-Director of the Biomedical Simulations Resource Project at USC, a project funded by the National Institutes of Health since 1985.

DR. RICHARD R. WEISS has served as a Director of the Company since June 1997.From October 1994 to the present, Dr. Weiss has acted as a consultant to a number of aerospace companies through his own consulting entity, Richard R. Weiss Consulting Services. From June 1993 through July 1994, Dr. Weiss was employed by the U.S. Department of Defense as its Deputy Director, Space Launch & Technology.

H. WAYNE ROSENBERGER began serving as a Director of the Company in November 2007. Mr. Rosenberger has been a career banker, holding various senior and executive positions in banking since 1963. From August 1997 to present, Mr. Rosenberger has been Senior Regional Vice President of American Security Bank.

VOTE REQUIRED.

Approval of Proposal 1 requires the affirmative vote of a majority of the shares of Common Stock present and voting at a meeting if a quorum is present.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of Proposal 1.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS WHO
ARE NOT ALSO DIRECTORS:

NAME	AGE	POSITION WITH THE COMPANY	OFFICER SINCE

Momoko A. Beran	56	Chief Financial Officer of the Company and Words+, Inc.	1996

Ronald F. Creeley	57	Vice President, Marketing and Sales of the Company	1997

Jeffrey A. Dahlen	47	President of Words+, Inc.	2003

MOMOKO A. BERAN joined Words+ in June 1993 as Director of Accounting and was named the Company's Chief Financial Officer in July 1996. Prior to joining Words+, Ms. Beran had been Financial Controller for AB Component Systems Inc., which had its headquarters in the U.K. Since February 1, 2003, Ms. Beran has also been the Company's Director of Human Resources and Director of Facilities and Equipment.

RONALD F. CREELEY joined the Company in February 1997 as its Vice President, Marketing and Sales. Prior to joining the Company, Mr. Creeley had been Marketing Director at Union Pen Company, Time Resources, and New England Business Services, Inc., with experience in marketing and research.

JEFFREY A. DAHLEN rejoined the Company in April 2003 as Vice President of Research and Development for Words+ after five years with iAT, a software consulting firm he founded based in Pasadena, California. Mr. Dahlen was promoted to President of Words+, Inc. in April 2004. He is a graduate of Stanford University in Electrical Engineering and has 20 years' experience in both software and hardware design, which includes development of extremely high speed processing hardware with the Jet Propulsion Laboratory at the California Institute of Technology, and over 10 years of software and hardware design and development at Words+.

EXECUTIVE COMPENSATION

The goal of our named executive officer compensation program is the same as our goal for operating the company - to create long-term value for our shareholders. Toward this goal, we have designed and implemented our compensation programs for our named executives to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our shareholders and to encourage them to remain with the company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary and annual bonus, equity incentive compensation, and 401(k) matching retirement benefits. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each executive in a manner we believe optimizes the executive's contribution to the company.

Determining Compensation. We rely on our judgment in making compensation decisions, after reviewing the performance of the company and carefully evaluating an executive's performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the company, current compensation arrangements and long-term potential to enhance shareholder value.

The following table sets forth certain information concerning compensation paid or accrued for the fiscal year ended August 2008, 2007 and 2006 by the Company to or for the benefit of the Company's CEO/President, Chief Financial Officer, Vice President, Sales and Marketing, and President of our Words+, Inc. - subsidiary (the "named executive officers"). For the fiscal year ended August 2008, no other executive officers of the Company received total annual compensation for the fiscal year ended August 31, 2008, 2007 and 2006 that exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Changes in pension value and nonqualified deferred compensation on earnings ($)	All Other Compensation ($)	Total ($)

(a)	(b)	(d)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Walter S. Woltosz	2008	250,000	0	0	-	0	0	0	250,000
Chief Executive Officer	2007	172,000	146,289	0	0	0	0	2,293	320,582
	2006	172,000	49,887	0	0	0	0	2,580	236,887

Momoko A. Beran	2008	125,000	14,308	0	22,727	0	0	5,000	162,035
Chief Financial Officer	2007	120,000	6,640	0	-	0	0	4,800	131,400
	2006	100,000	3,332	0	0	0	0	4,360	107,692

Ronald F. Creeley	2008	120,793	6,331	0	15,220	0	0	4,832	147,176
Vice President, Sales	2007	120,000	4,505	0	0	0	0	4,800	129,305
and Marketing	2006	100,000	2,472	0	0	0	0	4,360	106,832

Jeffrey A. Dahlen	2008	100,000	1,700	0	15,220	0	0	4,000	120,920
President, Words+, Inc.	2007	96,000	1,736	0	0	0	0	3,840	101,576
subsidiary	2006*	n/a	n/a	n/a	0	0	0	0	n/a

(d)	Amount represents bonus earned during the applicable year.
(f)
Amount represents the stock-based compensation expense recorded by us   in fiscal 2008 measured using the Black-Scholes option pricing model at  the grant date based on the fair value of the option award.

(i)	Amount represents Company matching for 401(k) Plan.
*	Annual compensation less than $100,000.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of the Company's compensation program is to attract and retain talented and dedicated professionals to manage and execute the Company's strategic plans and tactical operations. Although the Company's salaries have been and remain significantly lower than those of similar public companies, management and the board of directors believe that the award of options has fairly rewarded loyal, long-term employees who have contributed to the Company's growth and financial success.

The CEO's compensation is determined by the Compensation Committee as described below under Employment and Other Compensation Agreements. The salaries of all other officers are determined by the CEO and the Compensation Committee together. Option grants are determined by the CEO and CFO with the approval of the board of directors.

The CEO's bonus has been determined from the original underwriting agreement and carried forward in subsequent employment agreements through the end of fiscal year 2007. Beginning on September 1, 2007 (fiscal year 2008) the CEO's employment contract was renewed without an annual bonus, at his request and with the agreement of the Compensation Committee.

Bonuses for all other employees are determined through a calculation of two factors, one for longevity and one for performance, with the greater emphasis on performance. Supervisors provide an evaluation of each employee in five areas: attendance, attitude, productivity, skill level with respect to the position they occupy, and contribution to the Company's profitability. A scoring system is used and bonuses are awarded based on this system and the total budget for bonuses as determined by the CEO and CFO with the approval of the board of directors.

The Company provides 401(k) matching up to 4% of employees' salaries or wages, regardless of their position within the Company.

There are no perquisites or other benefits of any kind for any officer or any other employee or director of the Company.

The following table provides a summary of grant made during fiscal year 2008.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2008

		Estimated future payouts under Non-equity incentive plan awards			Estimated future payouts under Equity incentive plan awards
Name	Grant Date	Threshold($)	Target($)	Maximum($)	Threshold($)	Target($)	Maximum($)	All other stock awards. Number of shares of stock or units(#)	All other awards. Number of securities underlying options(#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Walter Woltosz	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Momoko Beran	01/21/2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	10,000

Ronald Creeley	01/21/2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5,000

Jeffrey Dahlen	01/21/2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5,000

The following table provides a summary of all outstanding equity awards for named officers at the end of fiscal year 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR FISCAL 2008

Name (a)	Number of Securities underlying unexercised options (#) Exercisable (b)	Number of securities underlying unexercised options (#) Unexercisable (c)	Number of securities underlying unexercised options unearned options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (g)	Market value of shares or units of stock that have not vested ($) (h)	Number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: Market or payout value of unearned shares units or other rights that have not vested ($)(j)

Walter Woltosz	30,000	-0-	-0-	1.2375	07/20/2011	-0-	-0-	-0-	-0-

Virginia Woltosz	30,000	-0-	-0-	1.2375	07/20/2011	-0-	-0-	-0-	-0-

Momoko Beran	17,000	-0-	-0-	0.3275	10/30/2008	-0-	-0-	-0-	-0-
	24,000			0.3750	06/16/2009
	160,000			0.5625	11/23/2009
	160,000			0.7500	04/17/2010
	40,000			0.4075	08/09/2010
	60,000			0.4075	12/01/2010
	140,000			0.3500	05/03/2011
	20,000			1.1050	06/22/2015
	40,000			1.1250	07/20/2016
	10,000			3.0200	01/21/2018

Ronald Creeley	64,000	-0-	-0-	0.3275	10/30/2008	-0-	-0-	-0-	-0-
	24,000			0.3750	06/16/2009
	172,000			0.5625	11/23/2009
	160,000			0.7500	04/17/2010
	40,000			0.4075	08/09/2010
	60,000			0.4075	12/01/2010
	140,000			0.3500	05/03/2011
	20,000			1.1050	06/22/2015
	40,000			1.1250	07/20/2016
	5,000			3.0200	01/21/2018

Jeffrey Dahlen	65,000	-0-	-0-	1.1500	04/16/2014	-0-	-0-	-0-	-0-
	5,000			3.0200	01/21/2018

EMPLOYMENT AND OTHER COMPENSATION AGREEMENTS

The Board of Directors renewed its employment agreement with Walter Woltosz commencing September 1, 2007 for two years. The agreement provided for an annual salary of $250,000. Pursuant to such agreement, Mr. Woltosz was entitled to such health insurance and other benefits that are not inconsistent with that which we customarily provide to our other management employees and to reimbursement of customary, ordinary and necessary business expenses incurred in connection with the rendering of services to the Company. The agreement also provides that we may terminate the agreement without cause upon 30 days written notice, and that our only obligation to Mr. Woltosz would be for a payment equal to the greater of (i) 12 months of salary or (ii) the remainder of the term of the employment agreement from the date of notice of termination. Further, the agreement provides that we may terminate the agreement for cause (as defined) and that our only obligation to Mr. Woltosz would be limited to the payment of Mr. Woltosz' salary and benefits through and until the effective date of any such termination.

As part of the agreement with the original underwriter and as partial compensation for the sale of Words+ to Simulations Plus in 1996, commencing with our fiscal year ending 1997 and for each fiscal year thereafter, Walter and Virginia Woltosz are entitled to receive bonuses not to exceed $150,000 and $60,000, respectively, equal to 5% of our net annual income before taxes. However, under the new agreement, effective as of September 1, 2007, at his request, Walter Woltosz will receive no bonus. The bonus to Virginia Woltosz remains the same. The Company's net income before taxes for FY08 was $2,446,177, thus we accrued a bonus in the total amount of $60,000 for Virginia Woltosz. This bonus was due and payable within 10 days after the filing of the annual report, and was paid on December 12, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of December 12, 2008 by (i) each person who is known to own beneficially more than 5% of the outstanding shares of our Common Stock, (ii) each of our directors and executive officers, and (iii) all directors and executive officers of the Company as a group:

(The numbers in the following table reflect the 2-for-1 split on October 1, 2007)

BENEFICIAL OWNER (1)(2)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Walter S. and Virginia E. Woltosz (3)	7,371,900	41.05%
Momoko Beran (4)	820,450	4.57%
Ronald F. Creeley (5)	825,595	4.60%
Jeffrey A. Dahlen (6)	260,000	1.45%
Dr. David Z. D'Argenio (7)	26,812	*
Dr. Richard R. Weiss (8)	26,812	*
H. Wayne Rosenberger (9)	0	*
All directors and officers as a group	9,331,569	51.96%

*	Less than 1%

(1)
Such persons have sole voting and investment power with respect to all Shares of Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)	The address of each director and executive officer named is c/o the Company, 42505 Tenth Street West, Lancaster, California 93534-7059.

(3)	Own an aggregate of 7,311,900 plus 60,000 shares of common stock underlying an option exercisable within the next 60 days of the date of this Annual Report.

(4)
Owns 159,450 shares of common stock acquired from the exercise of options granted under the 1996 Stock Option plan, plus 661,000 shares of common stock underlying an option exercisable within the next 60 days of the date of this Annual Report.

(5)	Owns 105,595 shares of common stock, plus 720,000 shares of common stock underlying an option exercisable within the next 60 days of the date of this Annual Report.

(6)	Owns 195,000 shares of common stock, plus 65,000 shares of common stock underlying an option exercisable within the next 60 days of the date of this Annual Report.

(7)
Owns 4,000 shares of common stock, plus 22,812 shares of common stock underlying an option exercisable within the next 60 days of the date of this Annual Report. Does not include stock options for 3,200 shares, which are not exercisable within the next 60 days of the date of this Annual Report.

(8)
Owns 4,000 shares of common stock, plus 22,812 shares of common stock underlying an option exercisable within the next 60 days of the date of this Annual Report. Does not include stock options for 3,200 shares, which are not exercisable within the next 60 days of the date of this Annual Report.

(9)	Does not include stock options for 1,500 shares, which are not exercisable within the next 60 days of this report.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and beneficial holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of the Company's equity securities.

Ronald F. Creeley was late in filing two reports on Form 4s to report an exercise of stock options and a sale of stock. Richard R. Weiss and H. Wayne Rosenberger were each late in filing one report on Form 4s to report a grant of stock options.

OPTION GRANTS/EXERCISES IN FY08

Option Grants

The following table discloses information about option grants to the Named Executive Officers during the year ended August 31, 2008, including hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of the grant of 1% and 4% from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of our common stock, overall market conditions and continued employment.

Name	No. of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in FY06	Potential Realizable Value at Assumed Annual Rated of Stock Exercise Price Per Share	Price Appreciation for Option Expiration Date	Term
					1%	4%
Momoko A. Beran	10,000	11.5%	$3.02	01/21/2018	$3,161	$14,511
Ronald F. Creeley	5,000	5.7%	$3.02	01/21/2018	$1,567	$7,192
Jeffrey A. Dahlen	5,000	5.7%	$3.02	01/21/2018	$1,567	$7,192

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table discloses certain information regarding the options held at August 31, 2008 by the Chief Executive Officer and each other named executive officer.

	Shares Acquired on Exercise	Value Realized (2)	Number of Options at August 31, 2008		Value of Options at August 31, 2008 (1)
			Exercisable	Unexercisable	Exercisable		Unexercisable
Walter S. Woltosz	-	-	30,000	-	$17,175	*	$0.00	*
Virginia E. Woltosz	-	-	30,000	-	$17,175	*	$0.00	*
Momoko Beran	36,000	$88,590	661,000	10,000	$814,993		$0.00
Ronald F. Creeley	60,000	$75,750	720,000	5,000	$899,640		$0.00
Dr. David Z. D'Argenio	-	-	20,812	5,600	$25,418		$852
Dr. Richard R. Weiss	-	-	20,812	5,600	$25,418		$852
Jeffrey A. Dahlen	195,000	$616,150	65,000	5,000	$42,900		$0.00
H. Wayne Rosenberger	-	-	-	1,500	0		0

(1)	Based on a per share price of $1.81 at August 31, 2008 less applicable option exercise prices.
(2)	The value realized represents the difference between the aggregate closing price of the shares on the date of exercise less the aggregate exercise price paid.
*	Granted at $2.48, 110% of market price of the issue date.

OPTION PLANS

As of September 30, 2006, the un-issued portion of the 1996 Stock Option Plan was cancelled by its Terms.

In February 2007, the Board of Directors adopted and the shareholders approved the 2007 Stock Option Plan (the "2007 Option Plan") under which a total of 500,000 (1,000,000 shares after the 2-for-1 split on October 1, 2007) shares of common stock were reserved for issuance.

COMPANY CODE OF ETHICS

Our Code of Ethics is posted on our web site: www.simulations-plus.com.

BOARD COMMITTEES AND MEETINGS

The Board of Directors has an Audit Committee and a Compensation Committee.

Audit Committee

The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including selecting our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. This committee is responsible for selecting the Company's independent auditors, reviewing the Company's internal audit procedures, reviewing quarterly and annual financial statements independently and with the Company's independent auditors, reviewing the results of the annual audit and implementing and monitoring the Company's cash investment policy. In addition, this committee assists the Board in its oversight of corporate accounting and internal controls, reporting practices and the quality and integrity of the financial reports of the Company. The Audit Committee met three times during fiscal 2008.

Audit Committee Financial Expert

Currently our three independent directors, Mr. H. Wayne Rosenberger, Dr. Richard R. Weiss and Dr. David Z. D'Argenio, are the members of the Audit Committee. Under the new rules of the Securities and Exchange Commission brought about by the Sarbanes-Oxley Act, companies are required to disclose whether their audit committees have an "audit committee financial expert" as defined in Item 401(h) of Regulation S-B under the Exchange Act and whether that expert is "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Board of Directors believes that all members of the current audit committee are qualified to read and understand financial reports, and that Mr. H. Wayne Rosenberger meets the description of "audit committee financial expert" as defined in the Regulation.

Compensation Committee

The Compensation Committee reviews and approves the compensation and benefits of our key executive officers, administers our employee benefit plans and makes recommendations to the Board of Directors regarding such matters. Dr. Richard R. Weiss and Dr. David Z. D'Argenio are members of the Compensation Committee. The Compensation Committee did not meet during fiscal 2008.

DIRECTOR COMPENSATION

At the Board of Directors' meeting held on July 19, 2006, the stipend for the outside directors increased to $5,000 per year, which was the first increase since the Company was incorporated. The payment per meeting was increased to $1,000 at the Board meeting held on May 10, 2007. In addition, stock options which each outside director receive annually were increased to 2,000 shares (4,000 shares after the 2-for-1 split on October 1, 2007) at the fair market value of the shares on the date of grant.

PROPOSAL 2: TO RATIFY THE SELECTION OF ROSE, SNYDER AND JACOBS CPA'S AS THE COMPANY'S INDEPENDENT ACCOUNTANTS

The Board has selected Rose, Snyder and Jacobs CPA's as its independent registered accounting firm for the Company for fiscal year 2009. A resolution is being submitted to shareholders at the meeting for ratification of such selection and the accompanying proxy will be voted for such ratification, unless instructions to the contrary are indicated therein. Although ratification by shareholders is not a legal prerequisite to the Board's selection of Rose, Snyder and Jacobs as the Company's independent registered accounting firm, the Company believes such ratification to be appropriate. If the shareholders do not ratify the selection of Rose, Snyder and Jacobs, the selection of our independent registered accounting firm will be reconsidered by the Board; however, the Board may select Rose, Snyder and Jacobs, notwithstanding the failure of the shareholders to ratify its selection.

The Board expects that a representative of Rose, Snyder and Jacobs will be present at the meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

AUDIT FEES

The Company incurred the following fees to Rose, Snyder & Jacobs, CPAs for services rendered during the fiscal year ended August 31, 2008:

Fee Category	FY08 Fees	FY07 Fees

Audit fees	$74,010	$67,845
Tax fees	15,880	10,030
All other fees	--	--
Total fees	$89,890	$77,875

Audit Fees - Consists of fees incurred for professional services  rendered for the audit of Simulations Plus, Inc.'s consolidated  financial statements and for reviews of the interim consolidated  financial statements included in our quarterly reports on Form 10-QSB  and consents for filings with the SEC.

Tax Fees - Consists of fees billed for professional services relating to tax compliance, tax reporting, and tax advice.

All Other Fees - Consists of fees billed for all other services.

The appointment of auditors is approved annually by the Board.

The appointment of auditors is approved annually by the Board.

VOTE REQUIRED

Approval of Proposal 2 requires the affirmative vote of a majority of the shares of Common Stock present and voting at a meeting if a quorum is present.

Recommendation of the Board of Directors:

The Board of Directors recommends a vote FOR approval of Proposal 2.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting other than those described above. However, if any other matters properly come before the meeting, it is intended that any shares voted by proxy will be voted in the discretion of the Board of Directors.

By Order of the Board of Directors /s/ Virginia E. Woltosz Virginia E. Woltosz Secretary Dated: January 22, 2009

Appendix 1: Audit Committee Charter

ORGANIZATION:

The audit committee shall be composed of directors, the majority of whom are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY:

The audit committee shall provide assistance to the corporate management in fulfilling their responsibility to the shareholders, potential shareholders, and investment community on matters relating to corporate finances. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent registered accounting firm ("independent auditors"), and the financial management of the corporation.

RESPONSIBILITIES:

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of high quality.

In carrying out these responsibilities, the audit committee will:

•	Review and recommend to the management the independent auditors to be selected to audit the financial statements of the corporation and its subsidiaries.

•
Review with the independent auditors, the company's management, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any  recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy.

•
Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•
Provide sufficient opportunity for independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

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Appendix 2: Form of Proxy Card

APPENDIX 2: FORM OF PROXY CARD

Exhibit to Proxy Statement for the 2009 Annual Meeting of Shareholders
Simulations Plus, Inc.

Proxy

Solicited by the Board of Directors of Simulations Plus, Inc. -- Annual Meeting of Shareholders -- February 27, 2009

The undersigned hereby appoints Walter S. Woltosz and Momoko Beran, or either of them, attorneys and proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated below, all shares of stock of Simulations Plus, Inc., a California Corporation, held of record by the undersigned on December 19, 2008, at the Annual Meeting of the Shareholders to be held at 42505 10th Street West, Lancaster, California at 2:00 p.m. Pacific Standard Time on February 27, 2009, or at any adjournment or postponement of such meeting, in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement. If no direction is given, this proxy will be voted FOR Proposals 1 and 2 and in the discretion of the proxy as to such other matters as may properly come before the meeting.

[X] Please mark the votes as in this example.

The Board of Directors recommends a vote for Proposals 1 and 2.

1.           Election of Directors

Nominees: Walter S. Woltosz, Virginia E. Woltosz, Dr. David Z. D'Argenio, Dr.
Richard R. Weiss, and H. Wayne Rosenberger

FOR [_]	WITHHELD [_]

FOR all nominees except as stated on line above

2.           Ratification of selection of Rose, Snyder and Jacobs CPA's as Auditors

FOR [_]	AGAINST [_]	ABSTAIN [_]

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Please sign exactly as your name appears on the address label affixed hereto. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

         Date:

         Signature:

         Signature if held jointly

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